EXHIBIT 13.1

906 Certification

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

     The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2005 (the “Report”) for the purpose of complying with the Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Kuen-Yao (K.Y.) Lee, the Chief Executive Officer and Max Cheng, the Chief Financial Officer of AU Optronics Corp., each certifies that, to the best of his knowledge:

     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AU Optronics Corp.

Date: June 1, 2006

By:	/s/ KUEN-YAO (K.Y.) LEE

	Name:	Kuen-Yao (K.Y.) Lee
	Title:	Chief Executive Officer

By:	/s/ MAX CHENG

	Name:	Max Cheng
	Title:	Chief Financial Officer

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AU Optronics Corp. and will be retained by AU Optronics Corp. and furnished to the Securities and Exchange Commission or its staff upon request.